Exhibit 10.1

Google Inc. Advertising Program Terms

These Google Inc. Advertising Program Terms (“Terms”) are entered into by Google Inc. (“Google”) and the entity executing these Terms or that accepts these Terms electronically (“Customer”). These Terms govern Customer’s participation in Google’s advertising programs and services (i) that are accessible through the account(s) given to Customer in connection with these Terms or (ii) that reference or are referenced by these Terms (collectively, “Programs”). In consideration of the foregoing, the parties agree as follows:

1 Programs. Customer authorizes Google and its affiliates to place Customer’s advertising materials and related technology (collectively, “Ads” or “Creative”) on any content or property (each a “Property”) provided by Google or its affiliates on behalf of itself or, as applicable, a third party (“Partner”). Customer is solely responsible for all: (i) Creative, (ii) Ad trafficking or targeting decisions (e.g., keywords) (“Targets”), (iii) Properties to which Creative directs viewers (e.g., landing pages) along with the related URLs and redirects (“Destinations”) and (iv) services and products advertised on Destinations (collectively, “Services”). The Program is an advertising platform on which Customer authorizes Google to use automated tools to format Ads. Google and its affiliates may make available to Customer certain optional Program features to assist Customer with the selection and generation of Targets and Creative. Customer is not required to authorize use of these optional Targeting and Creative features and, as applicable, may opt-in to or opt-out of usage of these features, but if Customer uses these features then Customer will be solely responsible for the Targets and Creative. Google or Partners may reject or remove a specific Ad or Target at any time for any or no reason. Google and its affiliates may modify or cancel Programs at any time. Customer acknowledges that Google or its affiliates may participate in Program auctions in support of its own services and products. Some Program features are identified as “Beta,” “Ad Experiment,” or as otherwise unsupported or confidential (collectively, “Beta Features”). Customer may not disclose any information from Beta Features or the terms or existence of any non-public Beta Features.

2 Policies. Customer is solely responsible for its use of the Programs (e.g., access to and use of Program accounts and safeguarding usernames and passwords) (“Use”). Program Use is subject to applicable Google policies available at www.google.com/ads/policies and all applicable Partner policies made available by Google to Customer (in each case, as modified from time to time, “Policies”). Some frequently asked Policy questions are answered by the following Policies: the Google Privacy Policy available at www.google.com/privacy.html; the Advertising Cookies Policy available at www.google.com/ads/cookies; and the Trademark Guidelines available at www.google.com/permissions/ guidelines.html. In connection with the Program, Google will comply with the Google Privacy Policy. Customer authorizes Google to modify Ads as described in Policies. Customer will not, and will not authorize any third party to, (i) generate automated, fraudulent or otherwise invalid impressions, inquiries, clicks or conversions, (ii) conceal conversions for Programs where they are required to be disclosed or (iii) use any automated means or form of scraping or data extraction to access, query or otherwise collect Google advertising related information from any Property except as expressly permitted by Google. Customer will direct communications regarding Ads on Partner Properties under these Terms only to Google.

3 Ad Serving. (a) Customer will not provide Ads containing malware, spyware or any other malicious code or knowingly breach or circumvent any Program security measure. (b) Customer may utilize an Ad server solely for serving or tracking Ads under Programs that permit third party Ad serving and only if the Ad server has been authorized by Google to participate in the Program. Google will implement Customer’s Ad server tags so that they are functional. (c) For online display Ad impressions billed on a CPM basis (“Display Ads”), if Google’s impression count (“IC”) for a Program is higher than Customer’s third party Ad server (“3PAS”) IC by more than 10% over the invoice period, Customer will facilitate reconciliation efforts between Google and 3PAS. If this discrepancy is not resolved, Customer’s sole remedy is to make a claim within 60 days after the invoice date (“Claim Period”) and (i) Google will issue to Customer advertising credits equal to (90% of Google IC – 3PAS IC) * Google-reported campaign average CPM over the invoice period which must be used by Customer within 60 days of issuance of the credits (“Use By Date”) and (ii) Google may suspend Customer’s permission to utilize that 3PAS provider and the effectiveness of the discrepancy resolution provisions of this sentence for that 3PAS provider. Metrics from 3PAS whose Ad server tags are provided to Google will be used in the foregoing discrepancy resolution calculations. Google may require that discrepancy records be provided directly by 3PAS to Google. Customer will not be credited for discrepancies caused by 3PAS’ inability to serve Ads.

4 Ad Cancellation. Unless a Policy, the Program user interface or an agreement referencing these Terms (an “IO”) provides otherwise, either party may cancel any Ad at any time before the earlier of Ad auction or placement, but if Customer cancels an Ad after a commitment date provided by Google (e.g., a reservation-based campaign), then Customer is responsible for any cancellation fees communicated by Google to Customer (if any) and the Ad may still be published. Cancelled Ads will generally cease serving within 8 business hours or as described in a Policy or

IO, and Customer remains obligated to pay all charges resulting from served Ads (e.g., fees based on conversion). Customer must effect cancellation of Ads (i) online through Customer’s account if the functionality is available, (ii) if this functionality is not available, with notice to Google via email to Customer’s account representative or (iii) if Customer does not have an account representative, with notice to Google via email to adwords-support@google.com (collectively, the “Ad Cancellation Process”). Customer will not be relieved of any payment obligations for Creative not submitted or submitted by Customer after the due date provided by Google. Google will not be bound by a Customer provided IO.

5 Warranty and Rights. Customer warrants that (a) it holds, and hereby grants Google, its affiliates and Partners, the rights in Creative, Destinations and Targets for Google, its affiliates and Partners to operate the Programs and (b) all information and authorizations provided by Customer are complete, correct and current. Customer authorizes Google and its affiliates to automate retrieval and analysis of Destinations for the purposes of the Programs. Customer warrants that it is authorized to act on behalf of, and has bound to these Terms, third parties, if any, for which Customer advertises in connection with these Terms (“Advertiser”). If for any reason Customer has not bound an Advertiser to these Terms, Customer will be liable for performing any obligation that the Advertiser would have if it had been bound to these Terms. Customer will provide Advertiser with reporting data as frequently as existing reporting from Customer to Advertiser, but no less than on a monthly basis, that discloses absolute dollars spent on Google and performance (at a minimum cost, clicks and impressions of users on the account of that Advertiser) in a reasonably prominent location. Google may, upon request of an Advertiser, share Advertiser-specific information with Advertiser. If Customer is using a Program on its own behalf to advertise and not on behalf of an Advertiser, for that use Customer will be deemed to be both Customer and Advertiser.

6 Make-Goods. For reservation-based Display Ads, Google will deliver any agreed upon aggregate number of Display Ads by the end of the campaign, provided that if Google fails to do so, then Customer’s sole remedy is to make a claim during the Claim Period. If Google confirms the accuracy of the claim, then Google will not charge Customer for the undelivered Display Ads or, if Customer has already paid, at Google’s reasonable discretion, Google will provide for (i) advertising credits, which must be used by the Use By Date, (ii) later placement of the Display Ads in a position Google deems comparable or (iii) an extension of the term of the campaign. Google cannot assure that any auction-based Ads will be delivered and therefore make-goods do not apply to auction-based Ads.

7 Payment. Customer will pay all charges incurred in connection with the Program, in immediately available funds or as otherwise approved by Google, within a commercially reasonable time period specified by Google (e.g., in the Program user interface or IO). Late payments bear interest at the rate of 1.5% per month (or the highest rate permitted by law, if less). Charges are exclusive of taxes. Customer will pay (i) all taxes and other government charges and (ii) reasonable expenses and attorneys’ fees Google incurs in collecting late payments. Charges are solely based on Google’s measurements for the Programs and the applicable billing metrics (e.g., clicks or impressions). Any portion of a charge not disputed in good faith must be paid in full. No party may offset any payment due under these Terms against any other payment to be made under these Terms. Google may, in its sole discretion, extend, revise or revoke credit at any time. Google is not obligated to deliver any Ads in excess of any credit limit. If Google does not deliver Ads to the selected Targets, then Customer’s sole remedy is to make a claim for advertising credits within the Claim Period, after which Google will issue the credits following claim validation which must be used by the Use By Date. Customer understands that third parties may generate impressions or clicks on Customer’s Ads for prohibited or improper purposes and that its sole remedy is to make a claim for advertising credits within the Claim Period, after which Google will issue the credits following claim validation which must be used by the Use By Date. TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ADVERTISER AND CUSTOMER WAIVE ALL CLAIMS RELATING TO ANY PROGRAM CHARGES UNLESS A CLAIM IS MADE WITHIN THE CLAIM PERIOD AND (B) THE ISSUANCE OF ADVERTISING CREDITS (IF ANY) IS AT GOOGLE’S REASONABLE DISCRETION AND IF ISSUED, MUST BE USED BY THE USE BY DATE.

8 Disclaimers. EACH PARTY ON BEHALF OF ITSELF AND ITS AFFILIATES DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION FOR NON-INFRINGEMENT, SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR ANY PURPOSE. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PROGRAMS AND GOOGLE AND PARTNER PROPERTIES ARE PROVIDED “AS IS” AND AT CUSTOMER’S AND ADVERTISER’S OPTION AND RISK AND NONE OF GOOGLE, ITS AFFILIATES OR GOOGLE’S PARTNERS MAKE ANY GUARANTEE IN CONNECTION WITH THE PROGRAMS OR PROGRAM RESULTS.

9 Limitation of Liability. EXCEPT FOR SECTION 10 AND CUSTOMER’S BREACHES OF SECTIONS 3(A), 12(D) OR THE LAST SENTENCE OF SECTION 1, TO THE FULLEST EXTENT PERMITTED BY LAW REGARDLESS OF THE THEORY OR TYPE OF CLAIM: (a) NO PARTY OR ITS AFFILIATES MAY BE HELD LIABLE UNDER THESE TERMS OR ARISING OUT OF OR RELATED TO PERFORMANCE OF THESE TERMS FOR ANY DAMAGES OTHER THAN DIRECT DAMAGES, EVEN IF THE PARTY IS AWARE OR SHOULD KNOW THAT SUCH DAMAGES ARE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY; AND (b) OTHER THAN CUSTOMER’S PAYMENT OBLIGATIONS UNDER THESE TERMS, NO PARTY OR ITS AFFILIATES MAY BE HELD LIABLE FOR DAMAGES UNDER THESE TERMS OR ARISING OUT OF OR RELATED TO PERFORMANCE OF THESE TERMS FOR ANY GIVEN EVENT OR SERIES OF CONNECTED EVENTS IN THE AGGREGATE OF MORE THAN THE AMOUNT PAYABLE TO GOOGLE BY CUSTOMER UNDER THE TERMS IN THE THIRTY DAYS BEFORE THE DATE OF THE ACTIVITY FIRST GIVING RISE TO THE CLAIM.

10 Indemnification. Customer will defend, indemnify and hold harmless Google, its Partners, agents, affiliates, and licensors from any third party claim or liability arising out of or related to Targets, Creative, Destinations, Services, Use and breach of these Terms by Customer. Partners are intended third party beneficiaries of this Section.

11 Term. Google may add to, delete from or modify these Terms at any time without liability. The modified Terms will be posted at www.google.com/ads/terms. Customer should look at these Terms regularly. The changes to the Terms will not apply retroactively and will become effective 7 days after posting. However, changes specific to new functionality or changes made for legal reasons will be effective immediately upon notice. Either party may terminate these Terms at any time with notice to the other party, but (i) campaigns not cancelled under Section 4 and new campaigns may be run and reserved and (ii) continued Program Use is, in each case subject to Google’s then standard terms and conditions for the Program available at www.google.com/ads/terms. Google may suspend Customer’s ability to participate in the Programs at any time. In all cases, the running of any Customer campaigns after termination is in Google’s sole discretion.

12 Miscellaneous. (a) ALL CLAIMS ARISING OUT OF OR RELATING TO THESE TERMS OR THE PROGRAMS WILL BE GOVERNED BY CALIFORNIA LAW, EXCLUDING CALIFORNIA’S CONFLICT OF LAWS RULES, AND WILL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, USA; THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS. (b) Nothing in these Terms will limit a party’s ability to seek equitable relief. (c) These Terms are the parties’ entire agreement relating to its subject and supersede any prior or contemporaneous agreements on that subject. (d) No party may make any public statement regarding the relationship contemplated by these Terms (except when required by law). (e) All notices of termination or breach must be in writing and addressed to the other party’s Legal Department (or if it is not known if the other party has a Legal Department then to the other party’s primary contact). The email address for notices being sent to Google’s Legal Department is legal-notices@google.com. All other notices must be in writing and addressed to the other party’s primary contact. Notice will be treated as given on receipt, as verified by written or automated receipt or by electronic log (as applicable). These notice requirements do not apply to legal service of process, which is instead governed by applicable law. (f) Except for modifications to these Terms by Google under Section 11, all amendments must be agreed to by both parties and expressly state that it is amending these Terms. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under these Terms. If any provision of these Terms is found unenforceable, the balance of the Terms will remain in full force and effect. (g) Neither party may assign any part of these Terms without the written consent of the other party, except to an affiliate but only where (I) the assignee agrees in writing to be bound by these Terms, (II) the assigning party remains liable for obligations under these Terms if the assignee defaults on them, and (III) the assigning party has notified the other party of the assignment. Any other attempt to transfer or assign is void. (h) Except as expressly listed in Section 10, there are no third-party beneficiaries to these Terms. (i) These Terms do not create any agency, partnership or joint venture among the parties. (j) Sections 1 (last sentence only) and 7 to 12 will survive termination of these Terms. (k) Except for payment obligations, no party or its affiliates is liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control.

February 21, 2013